FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2001

CALTON, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-8846	22-2433361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2013 Indian River Blvd.
Vero Beach, Florida 32960
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 794-1414

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
CALTON, INC. - PRICEWATERHOUSECOOPERS LLP LETTER

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     The registrant has engaged the firm of Aidman, Piser & Company P.A. as its principal accountants and has dismissed its former principal accountants, PricewaterhouseCoopers LLP, effective December 10, 2001. The Company’s Board of Directors, upon recommendation of its Audit Committee, approved the change in accountants. Neither of the reports of the former principal accountants on the financial statements of the registrant for the past two fiscal years contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principle.

     During the registrant’s two most recent fiscal years and the subsequent interim period through December 10, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     In connection with its audits for the two most recent fiscal years of the registrant and the subsequent interim period through December 10, 2001, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in their reports for such fiscal years.

     During the registrant’s two most recent fiscal years and the subsequent interim period through December 10, 2001, the registrant has not consulted Aidman, Piser & Company P.A. regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements by Aidman, Piser & Company P.A. that was an important factor considered by the registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     The registrant has requested PricewaterhouseCoopers LLP to furnish a letter to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

	16.1	Letter from PricewaterhouseCoopers LLP regarding its concurrence with the Registrant’s statement regarding change of accountants.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CALTON, INC.

By: /s/ Kelly S. McMakin

Name: Kelly S. McMakin
Title: Chief Financial Officer

Date: December 13, 2001